Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-190457) of our report dated February 26, 2014 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Chesapeake Energy Corporation’s Annual Report on Form 10-K for the year ended December 31, 2013.

/s/ PricewaterhouseCoopers LLP
Tulsa, Oklahoma
April 10, 2014